UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2017, the Board of Directors of Sandy Spring Bancorp, Inc. (the “Company”) expanded the size of the Company’s Board of Directors to 15 members and appointed Joseph S. Bracewell, Shaza L. Andersen, the Hon. Joe R. Reeder, and Mark C. Michael to the Company’s Board of Directors, effective upon the effective time of the merger (the “Effective Time”) of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) with Touchdown Acquisition, Inc., a wholly-owned subsidiary of Sandy Spring. Mr. Bracewell is the current Chairman of WashingtonFirst, Ms. Andersen is the current President and Chief Executive Officer of WashingtonFirst, and Mr. Reeder and Mr. Michael currently serve as directors of WashingtonFirst.

Mr. Bracewell and Ms. Andersen were appointed to the Board of Director’s Executive and Governance Committee.

Also on December 13, 2017, director Susan Goff resigned from her position as director of the Company, effective upon the Effective Time. Ms. Goff’s resignation was not as a result of any dispute or disagreement with the Company.

The Company issued a news release announcing the appointment of the new directors and the resignation of Ms. Goff on December 14, 2017. A copy of the news release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2017, the Board of Directors of the Company approved amendments to the Company’s Bylaws (a) that permit the record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders to be up to 90 days prior to the date of such meeting and (b) that would permit a director to continue to serve as a director after the annual meeting of stockholders immediately following his or her seventy-second (72nd) birthday if (i) he or she was appointed to the Board of Directors in connection with a corporate acquisition, consolidation, or merger and (ii) the Nominating Committee and Board of Directors determine that his or her continued service would be of substantial benefit to the Company in recognizing the benefit of such acquisition, consolidation or merger.

The text of Article II, Section 6 and Article III, Section 3 of the Company’s Bylaws, as amended, is included as Exhibit 3 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	3.1	Text of Article II, Section 6 and Article III, Section 3 of Bylaws, as amended
	99.1	Press Release dated December 14, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: December 14, 2017	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary

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